UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2008
Date of report (Date of earliest event reported)

VEMICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
{Commission File Number}

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 15, 2008, the Company filed Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") with the Nevada Secretary of Commerce, Department of Corporations and Commercial Code, which became effective upon filing. The stockholders of the Company approved and adopted these Amended and Restated Articles on March 20, 2008, by the written consent of the holders of a majority of the outstanding shares of the common stock.

The Amended and Restated Articles, among other things, increase the authorized shares of common stock of the Company from 75 million shares (consisting solely of common stock) to 300 million shares (consisting of 200 million shares of common stock and 100 million shares of blank check preferred stock); and amended the indemnification for the Company’s officers, directors and employees in Article IX.

The foregoing descriptions of the Amended and Restated Articles do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles, a copy of which is filed as Exhibit 3.1 hereto and is hereby incorporated herein by reference

Section 9.     Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit      Description
  3.1            Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Vemics, Inc.

April 21, 2008                                                        /s/ Fred Zolla
Date                                                        Fred Zolla
                                        Chairman and Chief Executive Officer
                                                (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of Vemics, Inc. filed with the Nevada Secretary of Commerce, Department of Corporations and Commercial Code on April 15, 2008.